SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   ----------


                                    FORM 8-K


                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                                                        September 10, 1996
Date of Report (Date of earliest event reported) _______________________________


                             S.O.I. INDUSTRIES, INC.
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                                    Delaware
- --------------------------------------------------------------------------------
                 (State or other jurisdiction of incorporation)

             1-12572                                     59-2158586
- ---------------------------------            -----------------------------------
    (Commission File Number)                  (IRS Employer Identification No.)


              16910 Dallas Parkway, Suite 100, Dallas, Texas 75248
- --------------------------------------------------------------------------------
         (Address of principal executive offices)         (Zip Code)


                                                               AC 972/248-1922
         Registrant's telephone number, including area code ____________________


- --------------------------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.


On September 10, 1996, the Registrant sold and transferred all of the issued and outstanding capital stock of its wholly-owned subsidiary American Quality Manufacturing Corporation ("AQM"), a Delaware corporation to Olympus Sales Co. (the "Buyer"). The transfer of AQM stock to the Buyer relieved the Registrant of the net liabilities of AQM upon consolidation. As part of the transaction, the Registrant forgave approximately $2,300,000 of intercompany debt related to advances made by the Registrant to AQM and unpaid management fees due from AQM. The transaction also included the release of the Company's guaranty liability associated with AQM's credit facilities with NBD Bank, N.A. and with guarantees given to certain of AQM's trade creditors. The terms of the transaction were negotiated in an arms length transaction and there was no relationship between the Registrant and its affiliates and the Buyer.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (b)  Pro Forma Financial Information
              -------------------------------

          The pro forma financial statements of the Registrant are included herein.

         (c)  Exhibits
              --------

          2.1  Agreement  for  Purchase  and  Sale  of  Stock   between   S.O.I.
               Industries, Inc. and Olympus Sales Co., dated as of September 10, 1996.

                    S.O.I. INDUSTRIES, INC. AND SUBSIDIARIES
                      PRO FORMA CONSOLIDATED FINANCIAL DATA
                                   (Unaudited)


The following unaudited pro forma consolidated balance sheet and unaudited pro forma consolidated statements of operations have been derived from the balance sheet and statements of operations of the Company as of March 31, 1996, for the nine month period ended March 31, 1996 and for the year ended June 30, 1995. The historical balance sheet is adjusted to give effect to the sale of 100% of the common stock of AQM as if the sale had occurred on March 31, 1996. The historical statements of operations are adjusted to give effect to the sale of AQM as if the sale had occurred on July 1, 1994.

The sale of 100% of the common stock of AQM was effective on August 31, 1996. The sale of AQM's common stock relieved the Registrant of AQM's net liabilities at the sale date. As part of the sale agreement, the Company forgave approximately $2,300,000 in intercompany advances and unpaid management fees. This intercompany debt had been eliminated upon consolidation for all of the Company's previously reported financial information. Other terms of the agreement included the release of the Registrant's guarantee liability associated with AQM's bank debt and trade debt with certain of AQM's creditors.

The pro forma balance sheet and pro forma statements of operations are presented for informational purposes only and do not purport to be indicative of the financial condition or results of operations that actually would have resulted if the sale of AQM had occurred on the dates indicated above nor which may result from future operations.

Due to seasonal fluctuations in sales, results of operations in individual quarters are not necessarily indicative of results which may be expected for an entire fiscal year. The pro forma consolidated balance sheet and pro forma consolidated statements of operations should be read in conjunction with the notes thereto and the Company's consolidated financial statements and notes thereto filed in the Company's Form 10-KSB and Forms 10-QSB.

                   S.O.I. Industries, Inc. and Subsidiaries
                 Condensed Pro Forma Consolidated Balance Sheet
                                 March 31, 1996
                                   (Unaudited)


                                                             Historical          Adjustments                Pro Forma
                                                          -----------------    -----------------         ----------------
ASSETS
Current assets:
 Cash and cash equivalents, including
  restricted cash of $500,000                           $          764,727   $        (565,206) (a)    $         199,521
 Accounts receivable                                             4,225,055          (4,180,278) (a)               44,777
 Inventories                                                     1,841,866          (1,733,997) (a)              107,869
 Other current assets                                              563,331             (51,132) (a)              512,199
                                                          -----------------                              ----------------
  Total current assets                                           7,394,979                                       864,366
                                                          -----------------                              ----------------

Property, plant and equipment, net                               2,131,535          (2,114,366) (a)               17,169
Goodwill, net                                                    1,987,169          (1,987,169) (a)                    0
Other                                                            1,886,436            (400,118) (a)            1,486,318
                                                          =================                              ================
                                                        $       13,400,119                             $       2,367,853
                                                          =================                              ================

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
 Revolving lines of credit                              $        4,434,573          (4,434,573) (a)    $               0
 Trade accounts payable                                          3,445,357          (3,314,573) (a)              130,784
 Other current liabilities                                       1,604,690          (1,602,009) (a)                2,681
                                                          -----------------                              ----------------
  Total current liabilities                                      9,484,620                                       133,465
                                                          -----------------                              ----------------

Long-term debt, net of current maturities                          733,509            (733,509) (a)                    0
Other                                                              752,465            (567,741) (a)              184,724

Stockholders' equity:
 Common stock, par value $0.0002;
  20,000,000 shares authorized,
  1,717,041 shares outstanding                                         342                                           342
 Additional paid-in capital                                      6,348,166                                     6,348,166
 Accumulated deficit                                            (3,918,983)           (379,861) (a)           (4,298,844)
                                                          -----------------                              ----------------
  Total stockholders' equity                                     2,429,525                                     2,049,664
                                                          -----------------                              ----------------

Total liabilities and
   stockholders' equity                                 $       13,400,119                             $       2,367,853
                                                          =================                              ================

               See Notes to Pro Forma Consolidated Financial Data

                    S.O.I. Industries, Inc. and Subsidiaries
           Condensed Pro Forma Consolidated Statements of Operations
                    for the nine months ended March 31, 1996
                                  (Unaudited)


                                          Historical       Adjustments           Pro Forma
                                        -------------    ---------------       -------------

Net sales                             $   14,851,565   $ (14,313,717) (b)    $    537,848
                                        -------------                          -------------

Costs and expenses:
 Cost of goods sold                       13,470,697     (13,212,136) (b)         258,561
 Selling expenses                            974,053        (935,774) (b)          38,279
 General and administrative expenses       1,889,329        (878,864) (b)       1,010,465
                                        -------------                          -------------
   Total costs and expenses               16,334,079                            1,307,305
                                        -------------                          -------------
    Operating loss                        (1,482,514)                            (769,457)
                                        -------------                          -------------

Other expense:
 Loss on sales of securities                (148,644)                            (148,644)
 Loss on sale of investment in Digital
  Communications Technology
  Corporation                               (511,426)                            (511,426)
 Interest expense and other                 (440,868)        672,890 (b)          232,022
                                        -------------                          -------------
                                          (1,100,938)                            (428,048)
                                        -------------                          -------------

Loss from continuing operations
 before provision for income taxes        (2,583,452)                          (1,197,505)

Provision for income taxes                        -                                    -
                                        -------------                          -------------

 Loss from continuing operations      $   (2,583,452)                        $ (1,197,505)
                                        =============                          =============

Weighted average shares of common
 stock outstanding                         1,665,750                            1,666,300
                                        =============                          =============

Loss per share from continuing
operations                            $        (1.55)                        $      (0.72)
                                        =============                          =============

               See Notes to Pro Forma Consolidated Financial Data

               S.O.I. Industries, Inc. and Subsidiaries
            Condensed Pro Forma Consolidated Statements of Operations
                        for the year ended June 30, 1995


                                                         Adjustments             Pro Forma
                                                         per Form 8-K          per Form 8-K
                                                           filed on              filed on
                                                           March 22,             March 22,
                                            Historical       1996                  1996         Adjustments          Pro Forma
                                           ------------  --------------       --------------  --------------       ------------

Net sales                                 $  23,279,817  $ (4,361,715) (c)    $  18,918,102   $ (18,410,778) (b)   $   507,324
                                           ------------                       --------------                       ------------

Costs and expenses:
 Cost of goods sold                          21,622,368    (3,498,542) (c)       18,123,826     (17,785,179) (b)       338,647
 Selling expenses                             2,333,607      (585,108) (c)        1,748,499      (1,696,610) (b)        51,889
 General and administrative expenses          3,116,964      (430,949) (c)
                                                              355,089  (c)        3,041,104      (2,251,034) (b)       790,070
                                                                              ---------------                      ------------
  Total costs and expenses                   27,072,939                          22,913,429                          1,180,606
                                           ------------                       ---------------                      ------------
   Operating loss                            (3,793,122)                         (3,995,327)                          (673,282)
                                           ------------                       ---------------                      ------------

Other income (expense):
 Gain on sales of securities                    355,348                             355,348                            355,348
 Gain on sale of investment in Digital
  Communications Technology
  Corporation                                   228,728                             228,728                            228,728
 Interest expense and other                        (925)       51,884  (c)
                                                               42,776  (c)           93,735         567,335  (b)       661,070
                                           ------------                       ---------------                      -------------
                                                583,151                             677,811                          1,245,146
                                           ------------                       ---------------                      -------------

(Loss) income from continuing operations
 before provision for income taxes           (3,209,971)                         (3,317,516)                           571,864

Benefit (provision) for income taxes            562,320       (51,997) (c)
                                                              (17,110) (c)          493,213        (932,061) (b)(d)   (438,848)
                                           ------------                       ---------------                      --------------
 (Loss) income  from continuing operations $ (2,647,651)                      $  (2,824,303)                       $   133,016
                                           ============                       ===============                      ==============

Weighted average shares of common
 stock outstanding                           12,541,468                          12,541,468                         12,541,468
                                           ============                       ===============                      ==============

(Loss) income per share from continuing
 operations                                $      (0.21)                      $       (0.23)                       $      0.01
                                           ============                       ===============                      ==============


               See Notes to Pro Forma Consolidated Financial Data

                    S.O.I. INDUSTRIES, INC. AND SUBSIDIARIES
                 Notes to Pro Forma Consolidated Financial Data
                                   (unaudited)


(a) To eliminate the historical assets and liabilities of AQM as of March 31, 1996, as if the sale of 100% of the common stock of AQM had occurred on March 31, 1996. At March 31, 1996, AQM's book value, adjusted for the pro-forma effect of the forgiveness of intercompany debt, was in excess of the selling price by $379,861, and is reflected as a loss (increase in accumulated deficit).

(b) To eliminate the historical income and expense of AQM for the respective periods presented, as if the sale of 100% of the common stock of AQM had occurred on July 1, 1994.

(c) On March 22, 1996, the Company sold 100% of the common stock of Tempo Lighting, Inc. and filed a Form 8-K related thereto. These pro forma adjustments to the historical statement of operations for the year ended June 30, 1995 are discussed in that document.

(d) The tax effect of pro forma adjustments to earnings before income taxes is based on the estimated federal and state statutory tax rate.

                                    SIGNATURE

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             S.O.I. INDUSTRIES, INC.

                              /s/ Kevin B. Halter
                      By: _________________________________
                              Kevin B. Halter, President


Dated:  September 20, 1996

                                  EXHIBIT INDEX



Exhibit No.
- -----------

2.1 Agreement for Purchase and Sale of Stock between S.O.I. Industries, Inc. and Olympus Sales Co., dated as of September 10, 1996.

                                   EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT
                            ------------------------


         This Stock Purchase Agreement (the "Agreement") is made on this, the 6th day of September, 1996, by and between Olympus Sales Co. a Delaware corporation ("Purchaser"), and S.O.I. Industries, Inc.("Seller"), being the sole common stock shareholder of American Quality Manufacturing Corporation d/b/a American Cabinet, Inc., a Delaware corporation ("Company").

         WHEREAS, the Seller owns, in the aggregate, 6,000,000 shares of the common stock, $0.00001 par value per share, said shares constituting all of the issued and outstanding shares of the common stock of the Company (the "Shares"), and the Seller desires to sell to Purchaser, and Purchaser desires to purchase from the Seller, the Shares on the terms and conditions herein set forth;

         NOW, THEREFORE, the Seller and the Purchaser mutually covenant and agree as follows:

                                       I.

                    TRANSFER OF THE SHARES AND PURCHASE PRICE

     1.1 PURCHASE PRICE. Subject to the terms, conditions and provisions hereof, and based upon the warranties, representations, covenants and agreements contained herein, Purchaser agrees to provide Seller with the following consideration in full and final payment for the Shares of the Company purchased form Seller under this Agreement:

     A. Written releases of Seller's  guaranty  liability to NBD Bank, N. A. and
J. T. Shannon Lumber Company, Inc. for the indebtedness, liabilities and/or obligations of the Company; and

     B. Either (i) written releases of Seller's guaranties to Columbia Forest Products, Inc., Distribution Service, Inc., C. Bean Transport, Inc.; Knape and Vogt Manufacturing Company and Conway Corporation (the "Company Vendors") for all indebtedness, liability and/or obligations of the Company to the Company Vendors, or (ii) proof of payment in full by the Company of all outstanding and valid invoices owing by the Company to the Company Vendors, as disclosed and set forth in the account payable schedule provided in Section 4.9 (m) hereof;

     C. A written release of Seller's guarantee of the payment and performance of the Company's liabilities under its lease of the Conway, Arkansas facility or if such release can not be obtained by December 1, 1996, Purchaser will furnish Seller with an agreement to indemnify Seller from any payments Seller is required to make to the landlord under its guarantee because and by reason of the Company's default of its lease obligations;

provided, however, in no event shall Purchaser be responsible for obtaining the release of Seller's guaranty of indebtedness or causing the Company to pay guaranteed indebtedness which exceeds in the aggregate more than $5,500,000.00 as of the date of Closing. Subject to such limitation, Purchaser shall furnish the original or facsimile of a release from NBD Bank, N. A. and a release from

J. T. Shannon Lumber Company, Inc. at Closing. Subject to the aforementioned limitation, the Seller's guaranty liability or proof of payment of the Company's indebtedness to the Company Vendors guaranteed by Seller shall be furnished by Purchaser to Seller no later than December 31, 1996. Seller shall be solely responsible for notifying the Company Vendors that Seller is terminating its guaranty with respect to any future indebtedness, liability or obligation of the Company to the Company Vendors.

                                       II.

                                   THE CLOSING

         2.1 THE CLOSING. The Closing under this Agreement shall occur at the offices of S.O.I. Industries, Inc., in Dallas, Texas at 10:00 a.m., on the 10th day of September, 1996, or on such later date on which the Seller and Purchaser agree (the "Closing").

         2.2 DELIVERY OF CERTIFICATES. At the Closing, the Seller will deliver to Purchaser the original stock certificates representing the Shares, endorsed in blank or accompanied by stock powers duly endorsed in blank, plus the documents referred to in Section 4.9 hereof, in exchange for delivery by Purchaser to the Seller of the documents required by Section 1.1 hereof to be delivered at Closing.

         2.3 DELIVERY OF CASHIERS CHECKS. Seller shall cause to be delivered to Purchaser cashiers check(s) payable to the Company in the amount of $280,000 at Closing, representing recision of certain payments of AQM indebtedness.

                                      III.

                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to the Seller as of the date hereof and of the date of Closing as follows:

         3.1 INCORPORATION. Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

         3.2 EXECUTION AND DELIVERY OF AGREEMENT. The execution and delivery of this Agreement, and the performance of the transactions contemplated hereby have been duly and validly authorized by the shareholders and directors of Purchaser.

         3.3 ABSENCE OF ADVERSE AGREEMENTS. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby will not constitute a default under or result in a material breach of any term, condition or provision of the articles of incorporation or bylaws of Purchaser, or any loan agreement or instrument to which Purchaser is a party, except as may have been disclosed in writing to or waived in writing by the Seller.

         3.4 VALIDITY OF AGREEMENT. The Agreement, when executed and delivered pursuant hereto, will constitute the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject to any applicable bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, rights of offset and principles of equity.

         3.5 INVESTMENT INTENT. Purchaser is acquiring the Shares for its own account and not with the view to the distribution thereof in violation of any applicable securities laws. Purchaser intends to provide the Company with additional capital and raw materials supply, which Purchaser, in its business judgment and discretion, deems appropriate under the circumstances with a view toward making the Company a viable business and going concern.

                                       IV.

             REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

     The Seller represents and warrants to the Purchaser, and covenants and agrees with Purchaser, as of the date hereof and as of the date of Closing, as follows:

     4.1 EXECUTION AND DELIVERY OF AGREEMENT. The execution and delivery of this Agreement, and the performance of the transactions contemplated hereby have been duly and validly authorized by Seller's shareholders and directors.

     4.2 ABSENCE OF ADVERSE AGREEMENTS. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby will not constitute a default under or result in a material breach of any term, condition or provision of the articles of Incorporation or bylaws of Seller, or any loan agreement or Instrument to which Seller is a party, except as may have been disclosed in writing to or waived in writing by the Purchaser.

     4.3 VALIDITY OF AGREEMENT. The Agreement, when executed and delivered pursuant hereto, will constitute the legal, valid and binding obligation of Seller, enforceable in accordance with its terms, subject to any applicable bankruptcy, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, rights of offset and principles of equity.

     4.4 INCORPORATION. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware and in each state in which it is doing business. The Company has full corporate power and authority and all necessary federal, state and local governmental franchises, licenses and authorizations to own all of its respective properties and assets and to conduct the business currently being conducted. The Company does not have any subsidiaries.

     4.5 CAPITALIZATION. The authorized capitalization of the Company consists of (a.) 25,000,000 shares of common stock $0.00001 par value, consisting of 6,000,000 shares of common stock owned by the Seller, and the balance being unissued stock and (b.) 10,000,000 shares of preferred stock $0.00001 par value noncumulative, of which none is issued or outstanding. Said 6,000,000 common shares are all of the issued and outstanding shares of capital stock or other equity interests or rights in or of the Company. The Shares are validly issued, fully paid and non-assessable, and have not been issued in violation of the preemptive rights of any person.

     4.6 TITLE TO THE SHARES. The Shares are owned of record and beneficially by Seller, and Seller holds good, valid and indefeasible title to the Shares. There are in existence no subscriptions, preemptive rights, calls, options, warrants, agreements, restrictions, encumbrances, voting limitations, understandings, commitments or rights of first refusal, or similar rights or any other agreements to which the Company or the Seller is a party or by which the Company or Seller is bound, or which the shares are subject, relating to the issuance, redemption, voting or equity rights, transfer, purchase or sale by any of them of any of the Company's capital stock, or any other securities of the Company convertible into capital stock or other securities of the Company. The Seller possesses full authority and legal right to sell, transfer and assign and at closing shall sell transfer and assign to Purchaser the entire legal and beneficial ownership of the Shares, free and clear of all liens, encumbrances, pledges, charges, claims, restrictions, rights of first refusal, voting trust, voting agreements, buy/sell agreements, preemptive rights, proxies or other interests of any nature of any person. Upon Seller's transfer of the Shares to Purchaser hereunder at the closing, Purchaser will own the entire legal and beneficial interest in the Shares, free and clear of any and all liens, claims and encumbrances of any kind, and subject to no legal or equitable restrictions of any kind.

     4.7 FINANCIAL STATEMENTS. The financial Statements of the Company for the period ending June 30, 1996 (the "Latest Balance Sheet"), which have been delivered to Purchaser, are complete and correct in all material respects, have been prepared on a basis consistent with that of prior periods, and present fairly the financial condition and results of operations of the Company as of and for the periods indicated, in accordance with generally accepted accounting practices ("GAAP"). As of June 30, 1996, the Company had no material liabilities, whether contingent, accrued, disputed, or otherwise, and no material assets, other than as detailed and explained in the Latest Balance Sheet (Schedule "1"). All Company guaranties, judgments, direct or indirect liabilities, capital leases and other material obligations are shown on Schedule 1, whether or not same is required by GAAP. All accounts receivable on the books of the Company at the Closing will be collectible within ninety (90) days after the Closing at the face amount thereof and are not subject to contra accounts, offsets or material disputes.

     4.8 TAXES. All federal, state and local tax returns, estimates and reports have been timely filed for the Company in correct form showing the correct amount of tax owed for all periods in which such were due. All taxes shown thereby to be payable have been timely paid or if not yet due, adequate provision has been made therefor. Any additional tax liability asserted by the Internal Revenue Service or any other governmental authority as a result of any examinations has been paid unless contested and disclosed to Purchaser in writing prior to Closing. The provisions for taxes shown on the Latest Balance Sheet are adequate to cover the liabilities of the Company for all taxes
(including, but not limited to, employee income tax withholding, social security, franchise, value added, sales, use, ad valorem and unemployment taxes) to the date thereof. All withholding taxes or other taxes the Company is obligated to collect have been withheld, collected and timely deposited. Neither the Seller nor the Company has made or filed any income tax elections to be taxable as a DISC or under Subchapter S of the Internal Revenue Code, nor any consents or waivers of statutes of limitation with respect to any tax claims asserted against the Company. There are no tax liens or levies against the Company from any federal, state, or local taxing authorities and the Company has not received any notice for any unpaid taxes, unfiled tax returns or other noncompliance or delinquency with respect to any tax law and regulations.

     4.9 SCHEDULES. The Seller will furnish to Purchaser at Closing the following documents (originals where available) which will then be initialed by both parties and marked for identification, certified as complete, true and correct, and certified by the Company's President and Chief Financial Officer as complete true and correct to the best of their knowledge, which constitute the Schedules ( the "Schedules") reflecting information as of the date hereof, and which Schedules shall be subject to the approval of Purchaser.

     Schedule (a). A list and brief description of all real and personal property owned or leased by the Company (showing whether such property is owned or leased) and of all leases or agreements under which the Company is lessor or lessee or holds or operates any property, real or personal. The Seller may exclude therefrom miscellaneous personal property having a current value of less than $5,000.00 in the aggregate.

     Schedule (b). A list of all contracts between the Company and any labor organization, including Collective Bargaining Agreements, memoranda of understanding, and any other similar agreements including promises of future benefits to Company employees and all employment, consulting, retirement, employee benefit, employee stock option and deferred compensation agreements, (including a statement that all pension plans are either fully funded and fully paid, or provision has been made to fund or pay said plans) entered into by the Company with its officers, directors or employees and any handbooks or manuals for the employees.

     Schedule (c). A copy of all loans, notes, instruments of debt, mortgages, liens,(including mechanics and materialman's lien notices) conditional sale or lease purchase agreements, security agreements, guaranties, including agreements and other material indebtedness or obligation of the Company or encumbrance of its property not fully satisfied.

     Schedule (d). A list of all other  contracts  [not referred to in Schedules
(a), (b), (c), (f) or (g)] to which the Company is a party or by which it is bound and which are in effect in respect of which there is or can be an obligation of more than $5,000.00.

     Schedule (e). A list of all bank deposit, checking and money market accounts, certificates of deposits and letters of credit including current balances, safe deposit boxes and securities owned by the Company and investments of the Company and amounts thereof, accompanied by a list of names of all persons authorized to draw thereon or to have access thereto.

     Schedule (f), A list of all patents (and copies thereof), and of all trademarks, service marks, trade names, copyrights and similar rights, names, assumed names, or marks used by the Company, which are owned by the Company or the Seller, designating the owner(s) thereof.

     Schedule (g). A copy of any of the most recent reports filed by the Company with any federal, state or local administrative or governmental agency, and a copy of the most recent reports or communications received by the Company from such agencies.

     Schedule (h). A copy of the income tax returns of the Company, including all schedules and attachments thereto, for the fiscal years 1994 and later which have been filed with the Internal Revenue Service.

     Schedule (i). A copy of all insurance policies of the Company, including schedules and attachments thereto, from 1995 until present, including any loss ratings, finance agreements and experience ratings, including a certificate from the current employee health benefit provider that all premiums due and owing have been paid current or provision has been made to insure continued employee coverage under the plan.

     Schedule (j). A complete inventory of the Company, itemized by finished goods and raw materials as of August 31, 1996. Said inventory to be marked and identified with all product on the books of Company in total and by category as of August 31, 1996. The Seller and Company are not able to produce an itemized inventory of work in process as of August 31, 1996.

     Schedule (k). A letter from the Seller and its subsidiaries, officers and directors to the Company, executed by its Chief Executive Officer and ratified by its Board of Directors, stating that all debt owed to them by the Company is assigned to Purchaser without warranty or recourse as of the date of closing, including any unpaid and accrued interest, management fees, travel expenses, and or services, so that as of the date of closing, there arc no monies whatsoever due from the Company to Seller.

     Schedule (l). A complete listing of the Company's aged Accounts Receivable, notes and chattel paper as of September 9, 1996.

     Schedule (m). A complete listing of the Company's aged Trade Accounts Payable as of September 9, 1996.

     Schedule (n). Resignation Letters from any officer, director or employee of Seller who serves in any capacity, as an officer or employee of Company, including a letter to each and every financial institution in which the company has an account, either depository or lending, stating that they are hereby no longer authorized to transfer funds, in any form whatsoever, from any of the Company's accounts.

     Schedule (o) A copy of any and all lawsuits, EEOC and worker's compensation claims or other legal proceedings or legal claims, including any environmental claim or dispute to which the Company is a party, either as a defendant or plaintiff, and all general counsel opinions pertaining to those lawsuits and proceedings.

     Schedule (p.) A letter from Seller to Purchaser and the Company stating that there is no liability of the Company to any present or former directors or officers of Company or Seller.



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     Schedule  (q).  A copy of any and all  Purchase  Money  Liens  or  security interests granted by the Company and a copy of any and all reclamation notices received by the Company.

     Schedule (r.) A complete list of equipment, plant and property leasehold improvements including the cost and depreciation schedules thereto, not included in Schedule (a).

     Schedule (s.) The only press release that will be issued by the parties to this Agreement concerning this transaction shall be the one shown on Schedule
(s).

Seller knows of nothing at this time which would result in any material adverse change in the schedules listed above.

     4.10. TITLE TO PROPERTIES. The Company has good and marketable title to or a valid and binding lease of the real and personal property or interests therein described in the leases and inventory reports as delivered to Purchaser as of this date and all other material assets used in the ordinary course of its business (including patents, copyrights, trade names, trademarks, service marks and other names and marks used in connection with the Company's operations and whether or not reflected in the Latest Balance Sheet), free and clear of any liens, claims, charges, options or other encumbrances. Except as previously disclosed to Purchaser, there are no financing or construction statements filed or signed which list the Company as debtor and no agreements exist authorizing or permitting any person to sign or file any such statements. All machinery, electronic equipment and other equipment in regular use included in such personal property have been well maintained and are in good and serviceable condition in all material respects, reasonable wear and tear excepted. The real property as described in the leases hereinabove described constitutes all of the interests in real property reflected in the Latest Balance Sheet, and except as indicated, no real property or agreements to acquire real property have been entered into by the Company, or by Seller for the benefit of the Company, since the date of the Latest Balance Sheet. The buildings occupied by, and the operations of the Company, conform in all material respects with all applicable ordinances, regulations and zoning laws and all applicable requirements of federal, state or local regulatory authorities, including any environmental, OSHA or EPA or State requirements to the extent that any failure to comply therewith would or may have a material effect on the business or properties of the Company, and such buildings are in a reasonable state of repair and have been well maintained. All leases of real or personal property are valid and in full force and effect, and the Company has not breached any provision of, or defaulted in any respect under the terms of, any such lease, and there has not been any event that with notice or lapse of time or both would constitute a breach or default under any such lease.

     4.11 POSSESSION AND CONTROL. At closing, Seller shall allow Purchaser full possession and control of the business affairs of the Company and provide access to all locations of the Company's business including but not limited to all books, records, accounts and assets described in the Schedules referred to above and shall cooperate with Purchase executing and delivering such documents and take such action as may be reasonably necessary to accommodate such possession, control and access.

     4.12 REMEDIES. Purchaser and Company are beneficiaries of the warranties, representations, covenants and agreements of Seller as set forth in Article IV and accompanying schedules. In the event of a breach of any such warranty, representation, covenant or agreement, Seller shall be liable to Purchaser and Company in an amount equal to all non-disclosed liabilities and obligations of the Company, the value of scheduled assets which are not owned by the Company, and/or any other loss, cost or expense suffered either by Purchaser or the Company to cure any breach of such warranties, representations, covenants and agreements of
Article IV.

                                       V.

                  NEGATIVE COVENANTS AND ADDITIONAL PROVISIONS

     5.1 NON-COMPETE. Seller agrees as an inducement for Purchaser to enter into this Agreement that it will not, directly or indirectly, own, operate, Consult, control or enter into a contract for the manufacture of or distribution of kitchen and/or bathroom cabinets, and lumber or building materials either unfinished or finished, (including, but not limited to, a stock ownership position of more than 10%, a partnership or any position whatsoever that would give them the opportunity to direct or influence the business) for a period of three (3) years from the date of Closing.

     5.2 MISCELLANEOUS. This Agreement (together with the Exhibits, Schedules, Financial Statements, and other documents referred to herein) constitutes the entire contract and understanding between the parties hereto and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successors and assigns of the parties hereto. This Agreement and the rights and obligations hereunder shall not be assignable by Seller. Nothing in this Agreement, express or implied, is intended to confer upon any person, other than the parties hereto and their respective heirs, legal representatives, successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement; there are no third party beneficiaries of this Agreement.

     5.3 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the principles of conflicts of law of such state.

     5.4 SEVERABILITY. Should any phrase, clause, sentence or section of this Agreement be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Agreement, and such part of this Agreement will be deemed to have been stricken here from and the remainder will have the same force and effect as if such part or parts had never been included herein.

     5.5 MUTUAL COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

     5.6 ASSIGNMENT OF CERTAIN RIGHTS. Effective as of the Closing, the Seller hereby assigns to the Company all of its respective right, title and interest in and to any patents, trademarks, service marks, trade names, assumed names, copyrights and similar rights, name or marks, goodwill and customer lists connected with or used in the business of the Company in which they may have any interest. Seller agrees to execute and deliver such other instruments of transfer and to take such other action as Purchaser may reasonably request to effectuate this Assignment.

     5.7 FURTHER ASSURANCES. Each of the parties shall execute such documents and perform such further acts (including without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any governmental authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement and effectively transfer to and vest in Purchaser the full and complete ownership of the Shares as contemplated herein.

     5.8 SELLER'S ACCESS TO COMPANY RECORDS. Seller shall be provided access to the Company's books and records, as necessary to enable Seller to complete its current audit, during normal business hours.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and ratified as of the date first above written.

Olympus Sales Co.                           S.O.I. Industries, Inc.




By: /s/ Timothy A. Heider                   By: /s/ Kevin B. Halter
    ----------------------                     ---------------------
        Its  President                              Its President

                                            American Quality Manufacturing
                                            Corporation d/b/a American Cabinet,
                                            Inc.



                                            By: /s/ Clifford E. Patton
                                               ------------------------
                                                    Its President